       As filed with the Securities and Exchange Commission on May 9, 2002

                                          Registration No. 333-72963

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                  BIOQUAL, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)

         Delaware                                      13-3078199
         --------                                      ----------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

              9600 Medical Center Drive, Rockville, Maryland 20850
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                   Diagnon Corporation 1988 Stock Option Plan
                   Diagnon Corporation 1998 Stock Option Plan
                   ------------------------------------------
                            (Full Title of the Plan)

                               Dr. John C. Landon
                 Chairman, President and Chief Executive Officer
                                  BIOQUAL, Inc.
       9600 Medical Center Drive, Rockville, Maryland 20850 (301) 251-2801
       -------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             Andrew E. Mishkin, Esq.
                             Laurence S. Lese, Esq.
                                Duane Morris LLP
                         1667 K Street, N.W., Suite 700
                             Washington, D.C. 20006
                                 (202) 776-7800

     Effective January 1, 2000, the Registrant changed its name from Diagnon Corporation to BIOQUAL, Inc. The name of the two stock option plans which are subject to this registration statement are Diagnon Corporation 1988 Stock Option Plan and Diagnon Corporation 1998 Stock Option Plan. The names of these plans did not change when the Registrant's name changed on January 1, 2000. The purpose for filing this post-effective amendment is to terminate the Registrant's Form S-8 registration under the Securities Act of 1933. As a result, the Registrant hereby deregisters and withdraws from registration all shares of its common stock, par value $.01 per share, that remain unissued pursuant to the above-referenced stock option plans; thus, the shares of Registrant's common stock remaining unissued upon termination of this registration statement will no longer be registered under the Act. Therefore, if Registrant in the future should grant any options under the plans, the options and the shares of Registrant's common stock underlying those options will not be registered under the Act. In granting any future options, Registrant will rely upon an exemption from registration that is available at that time under the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 8th day of May 2002.


                                    BIOQUAL, INC.


                                  By: /s/ John C. Landon
                                      ----------------------------------
                                      John C. Landon
                                      Chairman of the Board, President and Chief
                                      Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated.

Signature                           Title                                         Date
---------                           -----                                         ----
/s/ John C. Landon           Chairman of the Board, President and                 May 8, 2002
-------------------                 Chief Executive Officer
John C. Landon

/s/ David A. Newcomer               Chief Financial Officer                       May 8,2002
---------------------
David A. Newcomer

/s/ Michael P. O'Flaherty           Chief Operating Officer and Secretary         May 8, 2002
-------------------------
Michael P. O'Flaherty

/s/ J. Thomas August                Director                                      May 8, 2002
--------------------
J. Thomas August

/s/ Charles C. Francisco            Director                                      May 8, 2002
------------------------
Charles C. Francisco

/s/ Charles F. Gauvin               Director                                      May 8, 2002
---------------------
Charles F. Gauvin